                                 OPERATING AGREEMENT
                                          OF

                                    DATA.SITE, LLC


    THIS OPERATING AGREEMENT is entered into and effective as of the 31st day of January, 1997, by and between PREMIER LASER SYSTEMS, INC., a California corporation ("PREMIER"), and RSS, LLC, a Kansas limited liability company ("RSS") (collectively referred to as the "MEMBERS").

    A. On December 27, 1996, the Members caused a California limited liability company to be formed pursuant to the Beverly-Killea Limited Liability Company Act (the "ACT") under the name "Data.Site, LLC" (the "COMPANY") and they now desire to enter into an Operating Agreement, as defined in Section 17001(ab) of the Act, to delineate their rights and liabilities as members with each other, to provide for the management of the business, and to provide for certain other matters, all as permitted under the Act.

    B. In connection with the formation of the Company the Members have entered into that certain Joint Venture Agreement dated January 31, 1997 (the "JOINT VENTURE AGREEMENT").

    NOW, THEREFORE, THE MEMBERS AGREE AS FOLLOWS:

                                      ARTICLE 1

                                     THE COMPANY

   1.1 PRINCIPAL PURPOSE. The principal purpose of the Company shall be to engage in the business of developing and marketing "outcomes" software and marketing other products of Premier and in any and all lawful business activities related or incidental thereto.

    1.2 PLACE OF BUSINESS. The principal place of business of the Company shall be 1212 Cambridge Circle Drive, Kansas City, Kansas, unless changed by a vote of the Members.

    1.3 TERM. The Company commenced on the date when its Articles of Organization (the "ARTICLES") were filed with the California Secretary of State as required by the Act and shall continue until terminated as a result of the dissolution and winding up of the Company in accordance with Article 8 hereof.

                                      ARTICLE 2

                 MEMBERS; CAPITAL CONTRIBUTIONS; PERCENTAGE INTERESTS

   2.1 INITIAL MEMBERS. The names and addresses of the Members of the Company, their respective initial capital contributions, and the percentage which shall be used to determine their respective interests in Company profits, losses and distributions ("PERCENTAGE INTEREST") are set forth below. Each Member's acquisition of a membership interest in the Company shall be effective upon the payment in full in cash of such Member's respective capital contribution.

                              Initial Capital          Percentage
    Member                     Contribution             Interest
    ------                    ---------------          ----------
Premier Laser Systems, Inc.   certain assets           51%
3 Morgan                      contributed
Irvine, CA 92718              pursuant to the
                              Joint Venture
                              Agreement, and
                              valued at
                              $2,200,000

RSS, LLC                      certain assets           49%
1212 Cambridge Circle Dr.     contributed
Kansas City, KS 66103         pursuant to the
                              Joint Venture
                              Agreement, and
                              valued at
                              $2,113,725

    2.2  ADDITIONAL CAPITAL CONTRIBUTIONS.

         (a) The Board of Managers may determine from time to time that additional cash is required to permit the Company to carry on its business, and may therefore request that such additional cash be contributed by the Members in proportion to their respective Percentage Interests. The Members shall have the option, but not the obligation, to make such additional capital contributions at any time during a period of four (4) months after the determination of the need for such additional cash has been made. Each Member shall receive a credit to its capital account in the amount of any additional capital which it contributes to the Company. Immediately following any such capital contributions, the Percentage Interests shall be adjusted by the Company to reflect the new relative proportions of the capital accounts of the Members.

         (b) The Board of Managers may also determine, from time to time, that it is in the best interest of the Company to issue options, warrants, or other securities representing an equity interest in the Company, on term authorized by the Board of Managers. Such options, warrants, and other securities may include terms, among others, providing for their exercisability or conversion into other interests in the Company upon the occurrence of future events, including, without limitation, the completion of a public offering by the Company or by a successor to the Company. In no event, however, shall said options, warrants, additional securities, or other securities into which they are convertible or for they are exercisable provide the holder thereof with voting rights with respect to the affairs of the Company, except with the express prior written consent of Premier. The Board of Managers is authorized to cause the Company to issue options, warrants and other securities in accordance with the foregoing, without further approval of the Members.

    2.3  OTHER MATTERS.

         (a) No interest shall accrue on any capital contributed to the Company by any Member. Except as otherwise expressly provided herein, no Member shall be entitled to receive a return of such Member's capital contributions prior to the dissolution and winding up of the Company.

         (b) Except as otherwise expressly provided herein or as may be mandatory under the Act, no Member shall be entitled to retire, withdraw from, or dissolve the Company without the consent of all the other Members.

    2.4  LIABILITY OF MEMBERS; INDEMNITY.

         (a) No Member shall be personally liable for the debts, obligations or liabilities of the Company solely by reason of being a Member. Each Member shall indemnify and hold the other Members (and, where applicable, their respective officers, partners, directors and shareholders) harmless from and against all claims, demands, costs, losses and damages, including, without limitation, attorneys' fees and expenses (collectively, "LOSSES") incurred as a result of or in connection with the indemnifying party's breach (directly or by its agents or other representatives) of any provision of this Agreement or action outside the scope of this Agreement.

         (b) Subject to paragraph (a) above, the Company shall indemnify and hold each Member (and, where applicable, such Member's respective officers, partners, directors and shareholders) harmless from and against all Losses incurred as a result of or in connection with (i) any claim that such Member is liable for any debt, obligation or liability of the Company or is directly or indirectly required to make payments in respect thereof or in connection therewith, and (ii) any act or omission by such Member for or on behalf of the Company, unless such act or omission is unauthorized, contrary to this Agreement, in bad faith or constitutes gross negligence or fraud.

         (c) Each party to be indemnified under paragraph (a) or (b) above shall give each indemnifying party notice of any Loss subject to the indemnity within thirty (30) days after the indemnified party has received actual notice thereof. The indemnifying party shall be entitled to participate in or direct the defense of any action in connection with the reported Loss, provided that it employs counsel reasonably satisfactory to the indemnified party. An indemnifying party shall not be liable to an indemnified party in respect of settlements effected by the indemnified party without the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.

    2.5 MEMBERS ARE NOT AGENTS. Pursuant to SECTION 5.1 hereof and the Articles, the management of the Company is vested in the Board of Managers. The Members shall have no power to participate in the management of the Company except as expressly authorized by this Agreement or the Articles and except as expressly required by the Act. No Member, acting solely in the capacity of a Member, is an agent of the Company nor does any Member, unless expressly and duly authorized in writing to do so by the Board of Managers, have any power or authority to bind or act on behalf of the Company in any way, to pledge its credit, to execute any instrument on its behalf or to render it liable for any purpose.

                                      ARTICLE 3

                 CAPITAL ACCOUNTS; PROFITS AND LOSSES; DISTRIBUTIONS

    3.1 CAPITAL ACCOUNTS. The Company shall establish and maintain a capital account for each Member, which accounts shall have initial balances equal to such Member's initial capital contribution. A Member's capital account shall be increased by the amount of (a) any additional capital contributions by, and (b) the income and gain allocated to, such Member, and shall be decreased by any losses and deductions allocated, or distributions made, to such Member pursuant to the terms of this Agreement. It is the intention of the Members that capital accounts be maintained strictly in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv).

    3.2 ALLOCATIONS OF PROFITS AND LOSSES. All profits and losses of the Company shall be allocated to the Members in accordance with their respective Percentage Interests.

    3.3 DISTRIBUTIONS. Prior to the dissolution of the Company, the Company shall distribute its funds and other assets to Members at such times and in such amounts as the Board of Managers determines to be appropriate. Distributions shall be made to the Members in accordance with their respective Percentage Interests.

                                      ARTICLE 4

                                 MEETINGS OF MEMBERS


    4.1 CALL, NOTICE AND CONDUCT OF MEETINGS. Meetings of the Members, for any purpose or purposes, may be called by a Member or Members then owning more than ten percent (10%) of the Percentage Interests in the Company. Whenever any meeting of the Members is called, written notice thereof shall be given and the meeting shall otherwise be conducted in accordance with the provisions of Section 17104 of the Act.

    4.2 VOTING BY MEMBERS. At any meeting of Members, every Member shall be entitled to vote either in person or by proxy executed in writing by such Member. Except as may otherwise be specifically provided herein, with respect to any matter at any meeting, or otherwise with respect to any determination or action required or permitted to be made or taken by the Members under this Agreement, the affirmative vote of Members then owning more than fifty percent (50%) of the Percentage Interests in the Company shall be sufficient to make such determination or to take such action.

    4.3 ACTION WITHOUT A MEETING. Any action which is required or permitted to be taken at any annual or special meeting of Members, including determinations under this Agreement, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Members whose affirmative vote would otherwise be required for such action at a meeting hereunder. Such action by written consent shall constitute the act of the Members.

    4.4 TELEPHONIC MEETINGS. Members may participate in and hold meetings by using conference telephone or similar communications equipment, by means of which all persons participating in such meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

                                      ARTICLE 5

                                MANAGEMENT OF COMPANY

    5.1  MANAGEMENT OF THE COMPANY BY BOARD OF MANAGERS.

         (a) EXCLUSIVE MANAGEMENT BY BOARD OF MANAGERS. The business, property and affairs of the Company shall be managed exclusively by the Board of Managers. Except for situations in which the approval of the Members is expressly required by the Act, the Articles or this Agreement, the Managers shall have full, complete and exclusive authority, power, and discretion to manage and control the business, property and affairs of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business, property and affairs.

         (b) MEETINGS OF BOARD OF MANAGERS. Meetings of the Board of Managers may be called by any Manager. All meetings shall be held upon four (4) days notice by mail or forty-eight (48) hours notice delivered personally or by telephone, telegraph or facsimile. A notice need not specify the purpose of any meeting. Notice of a meeting need not be given to any Manager who signs a waiver of notice or a consent to holding the meeting (which waiver or consent need not specify the purpose of the meeting) or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior to its commencement, the lack of notice to such Manager. All such waivers, consents and approvals shall be filed with the Company records or made a part of the minutes of the meeting. A majority of the Managers present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment shall be given prior to the time of the adjourned meeting to the Managers who are not present at the time of the adjournment. Meetings of the Board of Managers may be held at any place within or without the State of California which has been designated in the notice of the meeting or at such place as may be approved by the Board of Managers. Managers may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Managers participating in such meeting can hear one another. Participation in a meeting in such manner constitutes a presence in person at such meeting. A majority of the authorized number of Managers constitutes a quorum of the Managers for the transaction of business. Except to the extent that this Agreement expressly requires the approval of all Managers, every act requiring the approval of the Managers must be approved by a majority of a quorum of the Managers, and every act or decision done or made by a majority of the

    Managers present at a meeting duly held at which a quorum is present is the act of the Board of Managers. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Managers, if any action taken is approved by at least a majority of the required quorum for such meeting.

         (c) ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Managers may be taken by the Board of Managers without a meeting, if all of the Managers individually or collectively consent in writing to such action. Such action by written consent shall have the same force and effect as a vote of such Managers.

    5.2  ELECTION OF MANAGERS.

         (a)  NUMBER, TERM, AND QUALIFICATIONS.  The Company shall have five
    (5) Managers. The number of Managers of the Company may be changed only upon the approval of all the Members, provided that in no instance shall there be less than one Manager and provided further that if the number of Managers is reduced from more than one to one, the Articles shall be amended to so state, and if the number of Managers is increased to more than one, the Articles shall be amended to delete the statement that the Company has only one Manager. Unless he resigns or is removed, each Manager shall hold office until a successor shall have been elected and qualified. A Manager need not be a Member, an individual, a resident of the State of California, or a citizen of the United States.

         (b) ELECTION. Premier and RSS each shall be entitled to appoint two Managers to the Board of Managers (the "PREMIER MANAGERS" and "RSS
    MANAGERS" respectively). The fifth Manager shall be elected by the affirmative vote or written consent of all Members. The following persons shall be the initial Managers of the Company:

                        Premier Manager     Daniel Caruso
                        Premier Manager     Colette Cozean
                        RSS Manager         Daniel Durrie
                        RSS Manager         John Hunkeler
                        Elected by Members  ______________________

         (c) RESIGNATION. Any Manager may resign at any time by giving written notice to the Members and remaining Managers without prejudice to the rights, if any, of the Company under any contract to which the Manager is a party. The resignation of any Manager shall take effect upon receipt of that notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

         (d) REMOVAL. The Premier Managers and the RSS Managers may be removed only by Premier or RSS, respectively. The fifth Manager may be removed at any time, with or without cause, by the affirmative vote of all of the Members at a meeting called expressly for that purpose. Any removal shall be without prejudice to the rights, if any, of the Manager under any employment contract and, if the Manager is also a Member, shall not affect the Manager's rights as a Member or constitute a withdrawal of a Member.

         (e) VACANCIES. Any vacancy occurring for any reason with respect to the Premier Managers or RSS Managers may be filled only by Premier or RSS, respectively.

    Any vacancy occurring with respect to the fifth Manager may be filled by the affirmative vote or written consent of all of the Members.

    5.3  POWERS OF MANAGERS.

         (a)  POWERS OF BOARD OF MANAGERS.  Without limiting the generality of
    SECTION 5.1, but subject to SECTION 5.3(b) and to the express limitations set forth elsewhere in this Agreement, the Board of Managers shall have all necessary powers to manage and carry out the purposes, business, property, and affairs of the Company, including, without limitation, the power to exercise on behalf and in the name of the Company all of the powers described in Corporations Code Section 17003.

         (b) LIMITATIONS ON POWER OF MANAGERS. Notwithstanding any other provisions of this Agreement, no debt, liability or expenditure of more than $100,000 may be contracted or made on behalf of the Company in the ordinary course of business except by the written consent of all Managers, and no debt, liability or expenditure of more than $25,000 may be contracted or made on behalf of the Company outside the ordinary course of business except with the written consent of all Managers. Additionally, the Managers shall not have authority hereunder to cause the Company to engage in the following transactions without first obtaining the affirmative vote or written consent of all of the Members.

                (i)     The dissolution of the Company;

               (ii) The sale, exchange or other disposition of all, or substantially all, of the Company's assets occurring as part of a single transaction or plan, or in multiple transactions over a six (6) month period, except in the orderly liquidation and winding up of the business of the Company upon its duly authorized dissolution;

              (iii)     The merger of the Company with another business entity;

               (iv)     The establishment of different classes of Members;

                (v) The issuance of any new membership interests in the Company or options or commitments to issue any such interests, and

               (vi)     The amendment of the Articles.

    5.4 PERFORMANCE OF DUTIES. The Managers shall perform their managerial duties in good faith, in a manner they reasonably believe to be in the best interests of the Company and its Members, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. A Manager who so performs the duties of Manager shall not have any liability by reason of being or having been a Manager of the Company.

    In performing their duties, the Managers shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, of the following persons or groups unless they have knowledge concerning the matter in question that would cause such reliance to be unwarranted and provided that the Managers act in good faith and after reasonable inquiry when the need therefor is indicated by the circumstances:

         (a) One or more officers, employees or other agents of the Company whom the Managers reasonably believe to be reliable and competent in the matters presented;

         (b) Any attorney, independent accountant, or other person as to matters which the Managers reasonably believe to be within such person's professional or expert competence; or

         (c) A committee upon which the Managers do not serve, duly designated in accordance with a provision of the Articles or this Agreement, as to matters within its designated authority, which committee the Managers reasonably believe to merit competence.

    5.5 DEVOTION OF TIME. The Managers are not obligated to devote all of their time or business efforts to the affairs of the Company. The Managers shall devote whatever time, effort, and skill as they deem appropriate for the operation of the Company.

    5.6 TRANSACTIONS BETWEEN THE COMPANY AND THE MANAGERS. Notwithstanding that it may constitute a conflict of interest, the Managers may, and may cause their affiliates to, engage in any transaction (including, without limitation, the purchase, sale, lease, or exchange of any property or the rendering of any service, or the establishment of any salary, other compensation, or other terms of employment) with the Company so long as such transaction is not expressly prohibited by this Agreement and so long as the terms and conditions of such transaction, on an overall basis, are fair and reasonable to the Company and are at least as favorable to the Company as those that are generally available from Persons capable of similarly performing them and in similar transactions between parties operating at arm's-length.

    A transaction between the Managers and/or their affiliates, on the one hand, and the Company, on the other hand, shall be conclusively determined to constitute a transaction on terms and conditions, on an overall basis, fair and reasonable to the Company and at least as favorable to the Company as those generally available in a similar transaction between parties operating at arm's-length if the Members having no interest in such transaction (other than their interests as Members) affirmatively vote or consent in writing to approve the transaction. Notwithstanding the foregoing, the Managers shall not have any obligation, in connection with any such transaction between the Company and the Managers or an affiliate of the Managers, to seek the consent of the Members.

    5.7 PAYMENTS TO MANAGERS. Except as specified in the Joint Venture Agreement or other agreement between the parties, the Managers and their affiliates shall receive only the following payments:

         (a) MANAGEMENT FEE. The Company shall pay the Managers a monthly fee for services in connection with the management of the Company in the amount of $__________. Such fee may be changed from time to time only by the affirmative vote or written consent of all of the Members, and no Manager shall be prevented from receiving any fee because the Manager is also a Member of the Company.

         (b) SERVICES PERFORMED BY MANAGERS OR AFFILIATES. The Company shall pay the Managers or affiliates of the Managers for services rendered or goods provided to the Company to the extent that the Managers are not required to render such services or goods themselves without charge to the Company, and to the extent that the fees paid to such Managers or affiliates do not exceed the fees that would be payable to an independent responsible third party that is willing to perform such services or provide such goods.

    5.8 APPOINTMENT OF OFFICERS. The Board of Managers may appoint officers at any time. The officers of the Company, if deemed necessary by the Board of Managers, may include a chairman, president, vice president, secretary, and chief financial officer. The officers shall serve at the pleasure of the Board of Managers, subject to all rights, if any, of an officer under any contract of employment. Any individual may hold any number of offices. No officer need be a resident of the State of California or citizen of the United States. If a Manager is not an individual, such Manager's officers may serve as officers of the Company if elected by the Board of Managers. The officers shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Managers.

    5.9 SIGNING AUTHORITY OF MANAGER/OFFICERS. Subject to SECTION 5.3(b) and any restrictions imposed by the Members or the Board of Managers, any Manager (or officer if authorized by the Board of Managers), acting alone, is authorized to endorse checks, drafts, and other evidences of indebtedness made payable to the order of the Company, but only for the purpose of deposit into the Company's accounts. All checks, drafts, and other instruments obligating the Company to pay money in an amount of less than $5,000 may be signed by any one Manager (or authorized officer), acting alone. All checks, drafts, and other instruments obligating the Company to pay money in an amount of $5,000 or more must be signed on behalf of the Company by any two Managers (or authorized officers) acting together. Any two Managers (or authorized officers) acting together, shall be authorized to sign contracts and obligations on behalf of the Company. Notwithstanding the above, however, when the signature of two managers is required, this Section 5.9 is not satisfied if the only two managers signing the document are both RSS Managers or both Premier Managers.

    5.10 REGULATORY MATTERS. The Board of Managers shall keep each Member apprised of all developments relating to federal, state or local regulatory matters affecting the Company's business, including but not limited to inquiries made by, or correspondence received from or directed to, any regulatory agency. Notwithstanding any power or authority granted to the Board of Managers herein, the Board of Managers shall follow Premier's direction in connection with all such regulatory matters unless such direction would result in a violation of the law and any Member or Manager presents a legal opinion from counsel to that effect.

    5.11 LIMITED LIABILITY. No person who is a Manager and/or officer of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Manager and/or officer of the Company. A

Manager or officer shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, reckless or intentional misconduct, or a knowing violation of law by the Manager or officer.

    5.12 INDEMNIFICATION OF MANAGER; INSURANCE. The Company shall, to the fullest extent permitted by applicable law from time to time, indemnify, save harmless, and pay all judgments and claims against any Manager or officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Manager or officer in connection with the business of the Company, including attorneys' fees incurred by the Manager or officer in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred; provided, however, that a Manager or officer shall not be indemnified from any liability for fraud, bad faith, willful misconduct or violation of the terms of this Agreement. The Company shall obtain and maintain product liability and directors' and officers' insurance in amounts and with insurance companies satisfactory to Premier.

                                      ARTICLE 6

                                TRANSFERS OF INTERESTS

    6.1 LIMITATION ON TRANSFER. Except as otherwise expressly provided below, a Member shall not sell, assign, mortgage, pledge or otherwise transfer (collectively, "TRANSFER") all or any part of such Member's membership interest in the Company, nor shall any Member suffer or permit any third party to Transfer such Member's membership interest in the Company, without the prior written consent of all Members, which consent may be withheld for any reason or for no reason; and any purported Transfer of a Member's membership interest in the Company without such prior consent shall be void and of no effect against the Company, any other Member, any creditor of the Company, or any claimant against the Company. If the required prior consent to any such Transfer is obtained as above provided, the transferee shall be admitted to the Company as a substituted Member provided that the following conditions are complied with:

         (a) The other Members shall approve of the form and content of the instrument of assignment;

         (b) The transferring Member and such transferee shall execute and acknowledge such other instrument or instruments as the other Members may deem necessary or desirable to effectuate such admission;

         (c) Such transferee shall in writing accept, adopt and agree to be bound by all of the terms and provisions of this Agreement; and

         (d) The transferring Member or such transferee shall pay or agree to pay, as the other Members may determine, all reasonable expenses connected with such admission, including, but not limited to, legal fees and costs.

The giving of such consent in any one or more instances shall not limit or waive the need for such consent in any other or subsequent instances.

    6.2 PERMITTED TRANSFERS. The foregoing notwithstanding, the restrictions of this ARTICLE 6 shall not apply to:

         (a) A Transfer of a Member's membership interest in the Company by will or by intestacy, or by a Transfer to a trustee or trustees of a trust revocable by the Member and under which the Member has a significant beneficial interest, or to a Member's immediate family (defined as the husband, wife, adult child, father, mother or adult grandchild of the Member, trustees for any of the foregoing, or trustees for minor lineal issue of the Member); or

         (b) A Transfer of a membership interest in the Company held by a Member which is a corporation, partnership, trust or other entity which Transfer is a result of the dissolution or termination of such entity;

provided, however, that before any such transferee shall be admitted to the Company as a substituted Member, such transferee must in writing accept, adopt and agree to be bound by all of the terms and provisions of this Agreement.

    6.3 ASSIGNEE. An assignee who has acquired a beneficial interest in this Company from a Member but who has not become a substituted Member in accordance with the provisions of SECTIONS 6.1 OR 6.2 above shall have no right to require any information on account of Company transactions, to inspect the Company books, or to vote on any of the matters to which the transferor Member would be entitled to vote pursuant to this Agreement. An Assignee shall be entitled to only receive the share of distributions to which such transferor Member would otherwise be entitled.

    6.4 RIGHT OF FIRST REFUSAL. Each time a Member proposes to transfer all or any part of its membership interest (or as required by operation of law or other involuntary transfer to do so) other than pursuant to SECTION 6.2, such Member shall first offer such membership interest to the Company and the non-transferring Members in accordance with the following provisions:

         (a) Such Member shall deliver a written notice ("OPTION NOTICE") to the Company and the other Members stating such Member's bona fide intention to transfer such membership interest, the membership interest to be transferred, the purchase price and terms of payment for which the Member proposes to transfer such membership interest and the name and address of the proposed transferee.

         (b) Within thirty (30) days after receipt of the Option Notice, the Company shall have the right, but not the obligation, to elect to purchase all or any part of the membership interest upon the price and terms of payment designated in the Option Notice. If the Option Notice provides for the payment of non-cash consideration, the Company may elect to pay the consideration in cash equal to the good faith estimate of the present fair market value of the non-cash consideration offered as determined by the Board of Managers. If the Company exercises such right within such thirty
    (30) day period, the Board of Managers shall give written notice of that fact to the transferring and non-transferring Members.

         (c) If the Company fails to elect to purchase the entire membership interest proposed to be transferred within the thirty (30) day period described in SECTION 6.4(b), the non-transferring Members shall have the right, but not the obligation, to elect to purchase any remaining share of such membership interest upon the price and terms of payment designated in the Option Notice. If the Option Notice provides for the payment of non-cash consideration, such purchasing Members each may elect to pay the consideration in cash equal to the good faith estimate of the present fair market value of the non-cash consideration offered as determined by the Board of Managers. Within sixty (60) days after receipt of the Option Notice, each non-transferring Member shall notify the Board of Managers in writing of his desire to purchase a portion of the membership interest proposed to be so transferred. The failure of any Member to submit a notice within the applicable period shall constitute an election on the part of that Member not to purchase any of the membership interest which may be so transferred. Each Member so electing to purchase shall be entitled to purchase a portion of such membership interest in the same proportion that the Percentage Interest of such Member bears to the aggregate of the Percentage Interests of all of the Members electing to so purchase the membership interest being transferred. In the event any Member elects to purchase none or less than all of his pro rata share of such membership interest, then the other Members can elect to purchase more than their pro rata share.

         (d) If the Company and the other Members elect to purchase or obtain all of the membership interest designated in the Option Notice, then the closing of such purchase shall occur within ninety (90) days after receipt of such notice and the transferring Member, the Company and/or the other Members shall execute such documents and instruments and make such deliveries as may be reasonably required to consummate such purchase.

         (e) If the Company and the other Members elect not to purchase or obtain, or default in their obligation to purchase or obtain, all of the membership interest designated in the Option Notice, then the transferring Member shall not be obligated hereunder to sell to the Company and the other Members any portion of the membership interest proposed to be transferred, but instead may proceed with the transfer described in the Option Notice, providing such transfer is completed within thirty (30) days after the expiration of the Company's and the other Members' right to purchase such membership interest, is made on terms no less favorable to the transferring Member than as designated in the Option Notice, and complies with SECTION 6.1 relating to unanimous consent of Members. If such membership interest is not so transferred, the transferring Member must give notice in accordance with this Section prior to any other or subsequent transfer of such membership interest.

                                      ARTICLE 7

                               DISSOCIATION OF A MEMBER

   7.1 DISSOCIATION. A Member shall cease to be a Member upon the occurrence of any of the following events:

         (a)  the death of the Member;

         (b)  the retirement or withdrawal of the Member;

         (c)  the bankruptcy of the Member; and

         (d) if the Member is an entity other than a natural person, the dissolution, termination or commencement of winding up of the Member.

    7.1 RIGHTS OF DISSOCIATING MEMBER. If any Member dissociates from the Company prior to the latest date on which the Company is to dissolve as specified in its Articles of Organization:

         (a) If the dissociation causes a dissolution and winding up of the Company under ARTICLE 8 hereof, the Member (or his or her estate) shall be entitled to participate in the winding up of the Company as would any other Member, except that if the dissociation is the result of the retirement, withdrawal or bankruptcy of the Member (and for this purpose, the revocation of any Member which is a revocable trust shall be deemed to be the withdrawal of such Member), any distributions to which the dissociating Member would have been entitled shall be reduced by any damages sustained by the Company as a result of the dissolution and winding up; and

         (b) If the dissociation does not cause a dissolution and winding up of the Company under ARTICLE 8 hereof, the business of the Company shall continue without interruption and without any break in continuity, and the other Members shall continue to conduct the business of the Company under the terms of this Agreement with any successor or transferee of such former Member who shall be bound by the provisions of this Agreement, but who shall not be entitled to participate in the management or affairs of the Company or to exercise any rights of a Member unless such successor or transferee has been admitted as a substituted Member of the Company in accordance with the provisions of
    ARTICLE 6 hereof.

                                      ARTICLE 8

                      DISSOLUTION AND WINDING UP OF THE COMPANY

   8.1 EVENTS CAUSING DISSOLUTION. The Company shall be dissolved and wound up upon the first to occur of any of the following events:

         (a) The latest date on which the Company is to dissolve as specified in its Articles of Organization;

         (b) The election by Members then owning more than fifty percent (50%) of the Percentage Interests in the Company to dissolve the Company;

         (c) The death, retirement, withdrawal, bankruptcy or expulsion of a Member unless, within ninety (90) days after the occurrence of such event, other Members then owning more than fifty percent (50%) of the Percentage Interests in the Company vote to continue the Company business, in which event the business shall continue without interruption and without any break in continuity;

         (d)  The entry of a decree of dissolution; or

         (e)  Any event which causes there to be only one Member.

    8.2  WINDING UP.   Upon dissolution of the Company, the Company shall wind
up its affairs promptly, in accordance with the direction of the Board of Managers (or such other person elected by the Members to perform such duties).

    8.3 LIQUIDATING DISTRIBUTIONS. Any monies or property (other than money) then held by the Company shall be applied or distributed in one or more installments in the following order of priority:

         (a) First, to the payment and discharge of all of the Company's debts and liabilities, other than debts to Members and transferable debts secured by Company property;

         (b) Second, to the payment and discharge of any loans or advances made by Members to the Company and all expenses, including attorneys' fees, incurred by the Members in connection with the winding up and liquidation of the Company; then

         (c) The balance, if any, to the Members in accordance with the positive balances in their respective capital accounts after giving effect to all contributions, distributions and allocations for all periods.

If the Board of Managers so determines, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this SECTION 8.3 may be:

                (i) distributed to a trust established for the benefit of the Members for the purpose of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Members from time to time in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to this Agreement;

               (ii) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed the Company, provided that such withheld amounts shall be distributed to the Members as soon as practicable.

                                      ARTICLE 9

                                    MISCELLANEOUS

   9.1 NOTICES. Notices given under this Agreement shall be in writing and shall either be served personally or delivered by first class registered or certified, return receipt requested U.S. mail, postage prepaid. Notices may also effectively be given by transmittal over electronic transmitting devices such as Telex, facsimile or telecopy machine, if the party to whom the notice is being sent has such a device in its office, provided a complete copy of any notice so transmitted shall also be mailed in the same manner as required for a mailed notice. Notices shall be deemed received at the earlier of actual receipt or three (3) days following deposit in U.S. mail, postage prepaid. Notices shall be directed to the Company at 1212 Cambridge Circle Drive, Kansas City, Kansas 66103, and to the Members at the addresses shown in SECTION 2.1 hereof, provided that a Member may change such Member's address for notice by giving written notice to all other Members in accordance with this Section.

    9.2 CAPTIONS. Any titles or captions of Articles or Sections contained in this Agreement are for convenience only and shall not be deemed part of the context of this Agreement.

    9.3 SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

    9.4 GENDER; NUMBER. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identification of the individual or entity may require. The use of the singular includes the plural, and the use of the plural includes the singular, wherever the context thereof may require.

    9.5 SUCCESSORS. Except as otherwise herein provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and all individuals or entities hereafter having or holding an interest in the Company, whether as assignees, substituted Members, or otherwise.

    9.6 ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire understanding between the parties and supersedes any prior understandings and agreements between them respecting the within subject matter. No amendment, alteration or modification of this Agreement shall be binding unless in writing and signed by all of the Members.

    9.7 COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

    9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California and, unless expressly or by necessary implication contravened by any provision hereof, the provisions of the Act shall apply.

    IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written.

                                  PREMIER LASER SYSTEMS, INC.,
                                  a California corporation


                                  By:  /s/ Colette Cozean
                                     ---------------------------
                                       Colette Cozean, President





                                  RSS, LLC, a Kansas
                                  limited liability company


                                  By: /s/ Daniel S. Durrie
                                     ---------------------------
                                     Its: President
                                         -----------------------











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